Exhibit 10.4

SUBORDINATION AGREEMENT

This Subordination Agreement (the “Agreement”) dated Oct. 17, 2006, is between the undersigned (“Creditor”) and the Silicon Valley Bank (“Bank”).

Recitals

A. Zynex Medical Holdings, Inc. (“Borrower”) has requested and/or obtained credit from Bank which may be secured by Borrower’s property.

B. Creditor has extended credit to Borrower and/or may later extend other credit to Borrower.

C. To induce Bank to consent to the receipt of Subordinated Debt, Creditor will subordinate: (i) all of Borrower’s indebtedness and obligations to Creditor existing now or later (the “Subordinated Debt”) to all of Borrower’s indebtedness and obligation to Bank existing now or later including, without limitation, collection costs thereof (including attorneys’ fees), and interest accruing after any bankruptcy, reorganization or similar proceeding (the “Senior Debt"); and (ii) all of the Creditor’s security interests in Borrower’s property to all of Bank’s security interests in Borrower’s property.

THE PARTIES AGREE AS FOLLOWS:

1. Creditor subordinates to Bank any security interest or lien that it has in any property of Borrower. Despite attachment or perfection dates of Creditor’s security interest and Bank’s security interest, bank’s security interest in Borrower’s property to all of Bank’s security interests in Borrower’s property is prior to Creditor’s security interest therein..

2. All Subordinated Debt payments are subordinated to all Senior Debt payments.

3. (i) Except as set forth in Section 3(ii) below, Creditor will not:

(a)	demand or receive from Borrower (and Borrower will not pay) any part of the Subordinated Debt, by payment, prepayment, or otherwise;

(b)	exercise any remedy against Borrower’s property, or

(c)	accelerate the Subordinated Debt, or begin to or participate in any action against Borrower, until all the Senior debt is paid.

(ii) Notwithstanding anything to the contrary herein, Creditor, may receive regularly scheduled payments of interest or principal pursuant to the terms of the note between Creditor and Borrower that constitute Subordinated Debt, if an Event of Default (defined in that certain Loan and Security Agreement by and among Borrower, Zynex Medical, Inc. and Bank dated September 29, 2005, as amended, restated, or otherwise modified from time to time) has not occurred, is not continuing and would not exist immediately after payment. This does not prohibit Creditor from converting any Subordinated Debt into equity securities of Borrower.

4. Creditor must deliver to Bank in the form received (except for endorsement or assignment by Creditor) any payment, distribution, security or proceeds it received on the Subordinated Debt other than according to this Agreement.

5. These provisions remain in full force and effect, despite Borrower’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law, and Bank’s claims against Borrower and Borrower’s estate will be fully paid before any payment is made to Creditor.

6. Until the Senior Debt is paid and Bank has no further obligation to make any loans or other extensions of credit for Borrower’s benefit, Creditor irrevocably appoints Bank as its attorney-in-fact, with power of attorney with power of substitution, in Creditor’s name or in Bank’s name for Bank’s use and benefit without notice to Creditor, to do the following in any bankruptcy, insolvency or similar proceeding involving Borrower:

(a)	file any claims for the Subordinated Debt for Creditor if Creditor does not do so at least 30 days before the time to file claims expires, and

(b)	accept or reject any plan of reorganization or arrangement for Creditor and vote Creditor’s claims in respect of the Subordinated Debt in any way it chooses.

7. Creditor will immediately put a legend on the Subordinated Debt instruments that the instruments are subject to this Agreement. No amendment of the Subordinated Debt documents will modify this Agreement in any way that terminates or impairs the subordination of the Subordinated Debt or the subordination of the security interest or lien that Bank has in Borrower’s property. For example, instruments may not be amended to: (a) increase the interest rate of the Subordinated Debt, or (b) accelerate payment of primal or interest or any other portion of the Subordinated Debt.

8. This Agreement shall remain effective until Borrower owes no amounts to Bank and Bank has no further obligation to make loans or other extensions of credit for Borrower’s benefit. If, after full payment of the Senior Debt, Bank must disgorge any payments make on the Senior Debt for any reason (including, without limitation, the bankruptcy of Borrower), this Agreement and the relative rights and priorities provided in it, will be reinstated as to all disgorged payments as though the payments had not been made, and Creditor will immediately pay Bank all payments received under the Subordinated Debt to the extent the payments would have been prohibited under this Agreement; proved, however, Creditor will not have any liability to Bank if Creditor is required to disgorge all payments received from Borrower. At any time, without notice to Creditor, Bank may take action it considers appropriate on the Senior Debt such as terminating advances, increasing the principal, extending the time of payment, increasing interest rates, revising or otherwise amending any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights against

Borrower or any other person. No action or inaction will impair or otherwise affect Bank’s rights under this Agreement.

9. All necessary action on the past of the Creditor, its officers, directors, partners, members and shareholders, as applicable, necessary for the authorization of this Agreement and the performance of all obligations of the Creditor hereunder has been taken. Additionally, the execution, delivery and performance of and compliance with this Agreement will not result in any material violation or default of any term of any of the Creditor’s charter, formation or other reorganization documents (such as Articles or Certificate of Incorporation, bylaws, partnership agreement, operating agreement, etc).

10. This Agreement binds Creditor, its successors, and benefits Bank’s successors or assigns. The Agreement is for Creditor’s and Bank’s benefit and not for the benefit of Borrower or any other party. If Borrower is refinancing any of the Senior Debt with a new lender, upon Bank’s request, Creditor will enter into a new subordination agreement with the new lender on substantially the terms of this Agreement.

11. Creditor waives the benefits, if any, of any statutory or common law rule that may permit a subordinating creditor to assert any defenses of a surety or guarantor, or that may give the subordinating creditor the right to require a senior creditor to marshal assets, and Creditor agrees that it shall not assert any such defenses or rights.

12. This Agreement may be executed in two or more counterparts, each of which is an original and all of which together constitute one instrument.

13. Colorado law governs this Agreement without giving effect to conflicts of laws and principles. Creditor and Bank submit to the exclusive jurisdiction of the State and Federal courts in the State of Colorado; provided, however, that if for any reason Bank can not avail itself of the courts of in the State of Colorado; Creditor submits to the jurisdiction of the State and Federal courts in Santa Clara County, California. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, CREDITOR AND BANK EACH WAIVE THEIR RIGHTS TO A JURY TRAIL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH THIS AGREEMENT.

14. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. Creditor is not relying on any representations by Bank or Borrower in entering into this Agreement. Creditor will keep itself informed of Borrower’s financial and other conditions. The Agreement may be amended only be written instrument signed by Creditor and Bank.

15. If there is an action to enforce the rights of a party under this Agreement, the party prevailing will be entitled, in addition to other relief, all reasonable cost and expenses, including reasonable attorneys’ fees, incurred in this action.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above.

	Creditor:		Bank

	ASCENDIANT CAPITAL GROUP, LLC		SILICON VALLEY BANK

By:	/s/ Bradley J. Wilhite	By:	/s/ Chris Ennis
	Name: Bradley J. Wilhite		Name: Chris Ennis
	Title: Managing Director		Title: Vice President

The Borrower approves the terms of this Agreement:

Borrower:

ZYNEX MEDICAL HOLDINGS, INC.

By:	/s/ Thomas Sandgaard
Name: Thomas Sandgaard
Title: President and CEO